                                                                   Exhibit 10.15

THE RIGHTS OF THE LENDER HEREUNDER ARE SUBJECT, IN CERTAIN RESPECTS, TO THE PROVISIONS OF THAT CERTAIN INTERCREDITOR AGREEMENT DATED AS OF EVEN DATE HEREWITH BETWEEN THE LENDER AND GMAC COMMERCIAL MORTGAGE CORPORATION AND THAT CERTAIN INTERCREDITOR AGREEMENT DATED AS OF EVEN DATE HEREWITH BETWEEN THE LENDER AND GOLDMAN SACHS MORTGAGE COMPANY


                                LOAN AGREEMENT

          THIS LOAN AGREEMENT (THIS "AGREEMENT") is entered into as of November 25, 1997, by and between DESERT SPRINGS MARRIOTT LIMITED PARTNERSHIP, a Delaware limited partnership having its principal offices at 10400 Fernwood Road, Bethesda, Maryland 20817-1109 (THE "BORROWER"), and MDSM FINANCE LLC, a Delaware limited liability company having its principal offices at 10400 Fernwood Road, Bethesda, Maryland 20817-1109 (THE "LENDER").

          WHEREAS, the Borrower has requested the Lender to make a loan (THE "LOAN") to the Borrower, and the Lender has agreed to make the Loan to the Borrower, for the purposes and on the terms and conditions described herein;

          WHEREAS, the Loan is evidenced by that certain Promissory Note dated as of the date hereof by the Borrower to the order of the Lender and its successors and assigns in the principal amount of Fifty-Nine Million Seven Hundred Twenty-Seven Thousand Two Hundred Seventy-Two and No/100 Dollars ($59,727,272.00), which is to be secured by a pledge of, and security interest in: the Borrower's one hundred percent (100%) membership interest in Marriott DSM LLC, a Delaware limited liability company (THE "MEZZANINE BORROWER"), which owns the one hundred percent (100%) membership interest DS Hotel LLC, a Delaware limited liability company (THE "HOTEL OWNER"), which owns Marriott's Desert Springs Resort and Spa in Palm Desert, California (THE "HOTEL"); and

          WHEREAS, the parties hereto desire to set forth their agreement regarding the making of the Loan and the terms and conditions upon which the Loan shall be made and repaid.

          NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.        DEFINITIONS

          Unless the context otherwise requires, capitalized terms used herein shall have the respective meanings specified in this SECTION 1 (such definitions to be equally applicable to both the singular and plural forms of the terms defined).

          "AFFILIATE" means a Person or Persons, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the Person or Persons in question. The term "control" means with respect to a Person that is a corporation, the right to exercise, directly or indirectly, more than 10% of the voting rights attributable to the shares of the controlled corporation, and with respect to a Person that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled Person.

Notwithstanding the foregoing, Marriott International, Inc. (as it may be constituted or reconstituted, from time to time) and its Affiliates shall not be deemed to be Affiliates of the Lender or the Borrower.

          "AGENT" means Goldman Sachs Mortgage Company, a New York limited partnership, in its capacity as agent of the "Lenders" under that certain Credit Agreement, dates as of even date herewith, by and among Mezzanine Borrower, Agent and Mezzanine Lender.

          "AGREEMENT" means this Loan Agreement, as it may be amended, supplemented or modified from time to time.

          "BANKRUPTCY LAW" means Title 11, United States Code, or any similar federal, state or foreign law for the relief of creditors.

          "BASE RATE" means an interest rate computed at thirteen percent (13%) per annum.

          "BORROWER" means Desert Springs Marriott Limited Partnership, a Delaware limited partnership.

          "BUSINESS DAY" means a day other than a Saturday, Sunday or a day on which federally insured depository institutions in Maryland are required or authorized by law, governmental decree or executive order to be closed.

          "CLOSING" means the advance of the proceeds of the Loan.

          "CLOSING DATE" means the date hereof.

          "COLLATERAL" means the Borrower's one hundred percent (100%) membership interest in the Mezzanine Borrower, and any other collateral pledged to the Lender pursuant to the Pledge Agreement and any substitutions, additions or modifications thereto.

          "DEBT" means the obligations of the Borrower under the Loan Documents to repay the principal amount of the Loan, together with all interest thereon and all other sums which may or shall become due under any of the Loan Documents, including, without limitation, the costs and expenses of enforcing any provision of the Loan Documents and any other costs that may be reimbursable hereunder or thereunder.

          "DEBT SERVICE RESERVE ACCOUNT" has the meaning ascribed to it in the Senior Loan Documents.

          "DEFAULT" has the meaning ascribed to it in SECTION 7.1 hereof.

          "DEFAULT INTEREST RATE" means fifteen percent (15%) per annum.

          "DUE DATE" has the meaning ascribed to it in the Promissory Note.

          "ENCUMBRANCE" has the meaning ascribed to it in Section 3.2 hereof.

          "EVENT OF DEFAULT" has the meaning ascribed to it in SECTION 7.1 hereof.

          "GENERAL PARTNER" means Marriott Desert Springs Corporation, a Delaware corporation, the sole general partner of the Borrower.

          "GOLF COURSE B GROUND LEASE" means that certain Golf Course Lease dated as of April 24, 1987 between Marriott's Desert Springs Development Corporation, as lessor, and the Borrower, as lessee, as the same may have been amended and as assigned by the Borrower to the Mezzanine Borrower and by the Mezzanine Borrower to the Hotel Owner.

          "GOVERNMENTAL AUTHORITY" means any nation, government, state or political subdivision of any thereof, including any court or any other entity exercising executive, legislative, regulatory, judicial or administrative functions of, or pertaining to, government.

          "GROSS REVENUES" has the meaning ascribed to it in the Management Agreement.

          "HOTEL" has the meaning ascribed to it in the Recitals hereto.

          "HOTEL OWNER" has the meaning ascribed to it in the Recitals hereto.

          "INTERCREDITOR AGREEMENTS" means collectively the Mezzanine Intercreditor Agreement and the Senior Intercreditor Agreement.

          "INTEREST" has the meaning ascribed to it in the Promissory Note.

          "LIMITED PARTNERS" means the limited partners of the Borrower.

          "LOAN" means the loan in the original principal amount of $59,727,272.00 made by the Lender to the Borrower pursuant to SECTION 2 hereof.

          "LOAN DOCUMENTS" means this Agreement, the Promissory Note, the Pledge Agreement and any and all other documents, agreements, certificates, notes or other instruments now or hereafter delivered by the Borrower pursuant to, or in connection with, the Loan.

          "LOWER-TIER LOANS" means collectively the Senior Loan and the Mezzanine Loan, and shall include any refinancing thereof (to the extent not in excess of the sum of the then outstanding principal balances thereof, accrued and unpaid interest thereon and any enforcement costs incurred by Senior Lender or Mezzanine Lender, respectively, in connection therewith).

          "MANAGEMENT AGREEMENT" means that certain Management Agreement dated of even date herewith between the Hotel Owner and the Manager, with respect to the management of the Hotel, together with any amendments or modifications thereto.

          "MANAGEMENT INCENTIVE RESERVE ACCOUNT" has the meaning ascribed to it in the Senior Loan Documents.

          "MANAGER" means Marriott Hotel Services, Inc., or any successor thereto, or any other Person who becomes the manager of the Hotel under the Management Agreement.

          "MATURITY DATE" has the meaning ascribed to it in the Promissory Note.

          "MEZZANINE BORROWER" means Marriott DSM LLC, a Delaware limited liability company.

          "MEZZANINE DEBT SERVICE RESERVE ACCOUNT" has the meaning ascribed to it in the Mezzanine Loan Documents.

          "MEZZANINE INTERCREDITOR AGREEMENT" means that certain Intercreditor Agreement dated of even date herewith between the Mezzanine Lender, Agent and the Lender.

          "MEZZANINE LENDER" means the holder of the Mezzanine Loan from time to time, which currently is Goldman Sachs Mortgage Company, a New York limited partnership.

          "MEZZANINE LOAN" means that certain loan in the original principal amount of Twenty Million Dollars ($20,000,000) made on the date hereof by the Mezzanine Lender to the Mezzanine Borrower.

          "MEZZANINE LOAN DOCUMENTS" means the documents governing, evidencing or relating to the making, securing and repayment of the Mezzanine Loan.

          "PERSON" means an individual, a partnership, a corporation, a trust, an unincorporated organization, a joint venture or other business entity, a limited liability company, or a government or any department, agency or political subdivision thereof.

          "PLEDGE AGREEMENT" means that certain Pledge and Security Agreement dated of even date herewith from the Borrower in favor of the Lender and any replacement, amendment or modification thereof.

          "PROMISSORY NOTE" means the promissory note described in SECTION 2.2 hereof.

          "SENIOR INTERCREDITOR AGREEMENT" means that certain Intercreditor Agreement dated of even date herewith between the Senior Lender and the Lender.

          "SENIOR LENDER" means GMAC Commercial Mortgage Corporation, a California corporation, and its successors and assigns as the lender under the Senior Loan Documents.

          "SENIOR LOAN" means the loan in the original principal amount of One Hundred Three Million Dollars ($103,000,000) made on the date hereof by the Senior Lender to the Hotel Owner.

          "SENIOR LOAN DOCUMENTS" means the documents governing, evidencing or relating to the making, securing and repayment of the Senior Loan.

2.        THE LOAN

          2.1.  MAKING THE LOAN

          Subject to the terms and conditions set forth herein, the Lender agrees to make the Loan to the Borrower. On the Closing Date, the Lender shall advance the full proceeds of the Loan to the Borrower. No further advances of the Loan shall be made.

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          2.2.  PROMISSORY NOTE

          The obligation of the Borrower to repay the full amount of the Loan, together with interest thereon, and other charges and expenses, if any, related thereto, shall be evidenced by that certain Promissory Note made by the Borrower to the order of the Lender dated as of the Closing Date (THE "PROMISSORY NOTE"), substantially in the form of EXHIBIT A attached hereto and incorporated herein,
                             ---------
in the face amount of Fifty-Nine Million Seven Hundred Twenty-Seven Thousand Two Hundred Seventy-Two and No/100 Dollars ($59,727,272.00).

          2.3.  USE OF LOAN PROCEEDS

          The Borrower agrees that the proceeds of the Loan advanced on the Closing Date shall be contributed to the Mezzanine Borrower, which, in turn, shall contribute such amount to the Hotel Owner, to be used to repay, in part, the existing mortgage indebtedness of the Hotel Owner, and to certain costs and expenses incurred in connection with the closing of the Loan and the Lower-Tier Loans.

          2.4.  PAYMENT OF PRINCIPAL AND INTEREST

          All payments made on the Promissory Note shall be made in the manner, and subject to the conditions, provided in this Agreement and in the Promissory Note. Subject to the provisions of Sections 5 and 6 of the Promissory Note, the full principal balance due under the Promissory Note may be prepaid at any time without penalty or premium. To the extent not previously paid, the entire Debt shall be due and payable in full on the Maturity Date. The Debt shall bear interest as provided in the Promissory Note and the other Loan Documents. Any payments of interest which are due but not paid pursuant to Section 4(a) of the Promissory Note by reason of an insufficiency of Gross Revenues during the period in question or as a result of any restrictions agreed to by the Lender under the Intercreditor Agreements shall bear interest as described in Section 4(a) of the Promissory Note, provided that a failure to pay any amounts hereunder which are not paid when due for any other reason shall bear interest at the Default Interest Rate beginning on the date such payment becomes past due.


3.        REPRESENTATIONS AND WARRANTIES OF THE BORROWER

          To induce the Lender to enter into this Agreement and the other Loan Documents and to make the Loan to the Borrower, the Borrower makes the following representations and warranties:

          3.1.  CORPORATE AUTHORITY

          The Borrower (a) is a limited partnership duly organized, validly existing, and in good standing under the laws of the State of Delaware, (b) is qualified to do business as a foreign limited partnership and is in good standing in all jurisdictions where its activities or ownership of property require such qualification, and (c) has the full and unrestricted power and authority, partnership and otherwise, to own, operate and lease its properties, to carry on its business as currently conducted, to execute and deliver and perform this Agreement and the other Loan Documents, to incur the obligations provided for herein and therein, and to perform the transactions contemplated hereby and thereby (including, without limitation, the creation of a lien on, and security interest in favor of the Lender in, the Collateral, all of which have been duly and validly authorized by all proper and necessary actions, which actions are in full force and effect).

          3.2  BINDING EFFECT; NO VIOLATIONS

          This Agreement and each of the Loan Documents, upon their execution and delivery, will constitute a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally and general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law). The execution, delivery and performance of this Agreement and the other Loan Documents will not (a) violate, conflict with, or constitute a default under, any applicable law, regulation, order or any other requirement of any Governmental Authority, any terms of the partnership agreement of the Borrower, or any contract, agreement or other arrangement binding upon or affecting the Borrower or any of its property or (b) result in the creation, imposition or acceleration of any indebtedness or any mortgage, pledge, lien, charge, reservation, covenant, restriction, security interest or other encumbrance (individually an "ENCUMBRANCE" and collectively the "ENCUMBRANCES") of any nature upon, or with respect to, the Borrower, the Hotel or the Collateral, except Encumbrances provided for under this Agreement or the other Loan Documents.

          3.3.  LITIGATION

          To the best of the Borrower's knowledge, there is no claim, litigation, proceeding or investigation pending, threatened or reasonably anticipated against or affecting the Borrower, the Mezzanine Borrower or the Hotel Owner or their respective properties or business, an adverse determination of which might reasonably be expected to materially and adversely affect (a) the Hotel or the business, operations, prospects, assets, properties or condition (financial or otherwise) of the Borrower, the Mezzanine Borrower or the Hotel Owner, (b) the validity or perfection of the liens securing the Loan or (c) the Borrower's ability to repay the Loan.

          3.4.  TITLE TO ASSETS

          To the best of the Borrower's knowledge, as of the date hereof, (a) the Borrower has good, valid and marketable title to all of its properties and assets (whether real or personal), and there exist no Encumbrances on any of the Borrower's properties or assets, including, without limitation, the Collateral,
(b) the Mezzanine Borrower has good, valid and marketable title to all of its properties and assets (whether real or personal), and there exist no Encumbrances on any of the Mezzanine Borrower's properties or assets other than those created by, or permitted under, the Mezzanine Loan Documents and (c) the Hotel Owner has good, valid and marketable title to all of its properties and assets (whether real or personal), and there exist no Encumbrances on any of the Hotel Owner's properties or assets other than those created by, or permitted under, the Senior Loan Documents.

          3.5.  NO DEFAULTS

          To the best of the Borrower's knowledge, (a) no Default or Event of Default exists hereunder or under the other Loan Documents and (b) no default exists under the Senior Loan Documents or the Mezzanine Loan Documents.

          3.6.  COMPLIANCE WITH LAWS

          The Borrower, the Mezzanine Borrower, the Hotel Owner and the Hotel are in compliance with all applicable laws, regulations, orders and other requirements of any Governmental Authority or arbitrator, except for such non-compliance as would not reasonably be expected, singly or in the aggregate, to materially and adversely affect the Hotel or the business, operations, prospects, assets, properties or condition (financial or otherwise) of the Borrower, the Mezzanine Borrower or the Hotel Owner.

          3.7.  PERMITS AND LICENSES

          No proceedings are pending or, to the best of the Borrower's knowledge, threatened seeking the revocation or suspension of any permits, licenses or approvals issued with respect to the Hotel, the revocation of which might reasonably be expected to result in any material adverse change in the business, operations, prospects, properties, assets or condition (financial or otherwise) of the Borrower, the Mezzanine Borrower, the Hotel Owner or the Hotel.

4.        CONDITIONS PRECEDENT

          The obligation of the Lender to proceed with the Closing is subject to the satisfaction of each and all of the following conditions (and the occurrence of the Closing shall be conclusive evidence that all such conditions have been satisfied in full or knowingly waived as of such Closing):

          4.1.  REPRESENTATIONS, WARRANTIES AND COVENANTS

          The representations and warranties of the Borrower made in this Agreement and in any other Loan Document shall have been true and correct in all material respects when made, and shall be true and correct in all material respects on the date hereof. As of the date hereof, the Borrower shall have performed and complied in all material respects with all covenants and agreements required by this Agreement or by any other Loan Document to be performed or complied with by the Borrower as of such date, and no Default or Event of Default shall have occurred and be continuing.


          4.2.  BORROWER'S ACTIONS

          The Borrower shall have taken all actions under the laws of any state having jurisdiction over the Borrower necessary to effectuate the transactions contemplated by this Agreement and by the other Loan Documents.

          4.3.  DELIVERY OF DOCUMENTS

          The Borrower shall have delivered to the Lender the following documents, fully executed by the Borrower, each of which shall be in form and substance reasonably satisfactory to the Lender:

          (a)  This Agreement;
          (b)  The Promissory Note;
          (c)  The Pledge Agreement;
          (d) UCC financing statements sufficient for filing in all jurisdictions where filing is necessary to protect the Lender's security interest in the Collateral.

          4.4.  CLOSING OF LOWER-TIER LOANS

          The Hotel Owner and the Mezzanine Borrower, respectively, shall have satisfied all conditions under the Senior Loan Documents and the Mezzanine Loan Documents so that closing on the Lower-Tier Loans shall occur simultaneously with the Closing.

5.        AFFIRMATIVE COVENANTS OF THE BORROWER

          Until all obligations of the Borrower under this Agreement and the other Loan Documents are paid and performed in full, the Borrower hereby covenants and agrees that it shall, unless the Lender otherwise consents in advance in writing:

          5.1.  PROCEEDS OF THE LOAN

          Apply the proceeds of the Loan solely for the purposes set forth in
SECTION 2.3 hereof.

          5.2.  MANAGEMENT AGREEMENT

          Cause the Hotel Owner to duly and punctually pay and perform all of its obligations and enforce all of its rights under the Management Agreement to the extent failure to perform or enforce its rights thereunder might materially and adversely affect the business, operations, prospects, assets, properties or condition (financial or otherwise) of the Borrower, the Mezzanine Borrower, the Hotel Owner or the Hotel.

          5.3.  FINANCIAL AND OTHER INFORMATION

          Furnish to the Lender (a) as soon as available and in any event within eighty-five (85) days after the end of each fiscal year of the Borrower, the financial statements (audited by Arthur Andersen L.L.P. or another nationally recognized accounting firm reasonably satisfactory to the Lender) of the Borrower and the Hotel Owner and unaudited financial statements of the Mezzanine Borrower, as of the end of such fiscal year and the related statements of revenues and expenses, statements of assets, liabilities and partners' capital (deficit), changes in partners' capital and statement of cash flows of the Borrower, the Mezzanine Borrower (to the extent available) and the Hotel Owner for such fiscal year, all prepared in reasonable detail and on an accrual basis of accounting consistently applied; (b) as soon as available, and in any event within forty-five (45) days after the end of each fiscal quarter of each fiscal year, the statement of assets, liabilities and partners' capital (deficit) and related statements of revenues and expenses, changes in partners' capital, and statement of cash flows of the Borrower, the Mezzanine Borrower (to the extent available) and the Hotel Owner, as of the end of such quarter, certified by the Borrower's chief accounting officer as having been prepared on an accrual basis of accounting consistently applied; and (c) such additional information, reports or statements as the Lender may from time to time reasonably request.

          5.4.  MAINTENANCE OF EXISTENCE, ETC.

          At all times (a) maintain its principal place of business, principal office and office where it keeps its records and other documents and instruments, relating to the Borrower, the Mezzanine Borrower, the Hotel or the Hotel Owner (except for certain records, documents and instruments kept at the Hotel) at its address set forth in the preamble to this Agreement or such other address of which the Lender may be given written notice not less than thirty
(30) days prior to the date on which a change of location is to occur; (b) cause the Hotel Owner to maintain in full force and effect all permits, filings, authorizations, consents, approvals and licenses material to the operation of the Hotel; (c) maintain its legal existence in effect and in good standing; and
(d) comply with all requirements of applicable law material to the conduct of its business and the performance of its obligations under the Loan Documents.

          5.5.  BOOKS AND RECORDS; INSPECTION OF PROPERTY AND BOOKS

          Keep and maintain, or cause to be kept and maintained, adequate and proper records and books of account, in which complete entries are made on an accrual basis of accounting consistently applied and in accordance with all laws and regulations, and permit authorized representatives of the Lender to discuss the business, operations, prospects, assets, properties and condition (financial or otherwise) of the Borrower, the Mezzanine Borrower and the Hotel Owner with their officers and employees and, at reasonable times and on reasonable notice, to examine its books of account and other records and make copies thereof or extracts therefrom, all at such reasonable times as the Lender may request for any purpose reasonably related to the Lender's interest hereunder.


          5.6.  MAINTENANCE OF PROPERTY

          Cause the Hotel Owner to keep the Hotel in good repair, working order and condition, and from time to time make all necessary or desirable repairs, renewals and replacements thereof. To the extent the Borrower is entitled to approve any capital expenditures with respect to the Hotel, prior to granting any such approval, the Borrower shall secure the Lender's consent thereto, which may be withheld in the Lender's discretion.

          5.7  GOLF COURSE B LEASE

          Cause the Hotel Owner to duly and punctually pay and perform all of its obligations and enforce all of its rights under the Golf Course B Lease to the extent failure to perform or enforce its rights thereunder might materially and adversely affect the business, operations, prospects, assets, properties or condition (financial or otherwise) of the Borrower, the Mezzanine Borrower, the Hotel Owner or the Hotel.

          5.8  SENIOR LOAN DOCUMENTS

          Cause the Hotel Owner to duly and punctually pay and perform all of its obligations and enforce all of its rights under the Senior Loan Documents.

          5.9  MEZZANINE LOAN DOCUMENTS

          Cause the Mezzanine Borrower to duly and punctually pay and perform all of its obligations and enforce all of its rights under the Mezzanine Loan Documents.

6.        ENCUMBRANCES

          Until all obligations of the Borrower under the Loan Documents are paid and performed in full, the Borrower hereby covenants and agrees that it shall not, unless the Lender otherwise consents in advance in writing, create, assume or suffer to exist, any Encumbrance of any kind, upon any of its properties, assets or Collateral, whether now owned or hereafter acquired.

7.        EVENTS OF DEFAULT AND REMEDIES

          7.1.  DEFAULT; AN EVENT OF DEFAULT

          The occurrence of any of the following events beyond any applicable notice and cure period set forth in this SECTION 7.1 shall be an "EVENT OF DEFAULT" hereunder (and the occurrence of any of the following which, with the giving of notice or the passage of time, or both, would become an Event of Default shall, prior to the giving of such notice or the passage of such time, be a "DEFAULT" hereunder).

               7.1.1.

               The Borrower shall fail to pay any amount of principal, interest or other amounts due under this Agreement, the Promissory Note or any of the other Loan Documents within five (5) days after receipt of written notice that such payment is past due; provided, however, that a failure to make Interest or principal payments on the Promissory Note which are due but not paid pursuant to
Section 4(a) of the Promissory Note by reason of an insufficiency of Gross Revenues during the period in question or as a result of any restrictions agreed to by the Lender under the Intercreditor Agreements, shall not be a Default or Event of Default so long as such unpaid amounts together with interest thereon at the Base Rate, are repaid to the extent of subsequently available Gross Revenues.

               7.1.2.

               The Borrower shall fail to perform or observe any of the covenants and agreements of the Borrower set forth in this Agreement, or any representation and warranty made by the Borrower in this Agreement or in any of the other Loan Documents shall fail to have been true in any material and adverse respect when made and, in either case, such failure shall continue uncured, following the Borrower's receipt of written notice thereof from the Lender, for a period of more than thirty (30) days; provided that, it shall not be an Event of Default hereunder if such failure is curable but is not reasonably capable of being cured within such 30-day cure period and Borrower shall have promptly commenced to cure such failure and thereafter shall diligently pursue such cure to completion.

               7.1.3.

               An event of default occurs and continues beyond applicable grace and/or cure periods under the Senior Loan Documents or the Mezzanine Loan Documents, as applicable.

               7.1.4.

               Either of the following shall occur with respect to the Borrower or the General Partner:

               (a) a decree, judgment or order by a court of competent jurisdiction shall have been entered adjudicating the Borrower or the General Partner bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Borrower or the General Partner under any Bankruptcy Law, and such decree or order shall have continued undischarged and unstayed for a period of sixty (60) consecutive days; or a decree, judgment or order of a court of competent jurisdiction appointing a receiver, liquidator, trustee, or assignee in bankruptcy or insolvency for the Borrower or the General Partner, or any substantial part of the property of the Borrower or the General Partner, or for the winding up or liquidation of the affairs of the Borrower or the General Partner, shall have been entered, and such decree, judgment or order shall have remained in force undischarged and unstayed for a period of sixty (60) days; or

               (b) the Borrower or the General Partner shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under any Bankruptcy Law, or shall consent to the filing of any such petition, or shall consent to the appointment of a custodian, receiver, liquidator, trustee or assignee in bankruptcy or insolvency of it or any substantial part of its assets or property, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall, within the meaning of any Bankruptcy Law, become insolvent, fail generally to pay its debts as they become due, or shall, within the meaning of any Bankruptcy Law, become insolvent, fail generally to pay its debts as they become due, or take any corporate action in furtherance of or to facilitate, conditionally or otherwise, any of the foregoing.

               7.1.5.

               An Event of Default shall occur under any other Loan Document.

          7.2.  REMEDIES

          If an Event of Default shall have occurred and be continuing, the Lender shall have the right, in its sole discretion, by written notice to the Borrower (except upon the occurrence of an Event of Default under SECTION 7.1.4 affecting the Borrower, in which case all principal and accrued Interest thereon will be immediately due and payable on the Promissory Note without any declaration or other act on the part of the Lender) to take one or more of the following actions:

               7.2.1.

               To declare the principal of and all amounts accrued but unpaid under the Promissory Note, this Agreement and the other Loan Documents to be immediately due and payable, and such amounts shall thereupon become immediately due and payable, without presentment, demand, protest or notice of any kind, other than any notice specifically required by SECTION 7.1 or the first paragraph of this SECTION 7.2, all of which are hereby expressly waived by Borrower.

               7.2.2.

               Pursue such rights and remedies against the Borrower, or otherwise, as are provided under and pursuant to this Agreement, the Pledge Agreement or any of the other Loan Documents and as may be available to the Lender at law or in equity.

               7.2.3.

               If the Event of Default involves the Borrower's failure to pay any tax, assessment, Encumbrance or other imposition binding on the Borrower or any of the Collateral or to perform or observe any other covenant, condition or term in any Loan Document, the Lender may, at its option, without waiving or affecting any of its other rights or remedies hereunder, and without any obligation to do so, pay, perform or observe the same, and all payments made or costs or expenses incurred by the Lender in connection therewith shall be repaid by the Borrower to the Lender within fifteen (15) days after demand therefor, together with interest thereon at the Default Interest Rate, and shall be added to and become a part of the indebtedness secured by the Pledge Agreement.

               7.2.4.

               Appoint as a matter of right, without notice, to the fullest extent permitted under applicable law, a receiver for the Borrower or for all or any part of the Collateral, whether such receivership be incidental to a proposed sale of the Collateral or otherwise. All disbursements made by the receiver and the expenses of receivership, shall be added to and be a part of the principal amount of the obligations evidenced by the Promissory Note and secured by the Pledge Agreement, and, whether or not said principal sum, including such disbursements and expenses, exceeds the indebtedness originally intended to be evidenced or secured thereby, the entire amount of said sum, including such disbursements and expenses, shall bear interest at the Default Interest Rate, shall be secured by the Pledge Agreement and shall be due and payable within fifteen (15) days after demand therefor.

          7.3.  REMEDIES CUMULATIVE

          Each of the rights, powers and remedies provided herein and in the other Loan Documents are intended and are hereby deemed to be cumulative, concurrent and in addition to, and not in limitation of, those rights, powers and remedies provided elsewhere herein or in any other Loan Document or now or hereafter existing at law or in equity or by statute or otherwise. No waiver of any Default or Event of Default in one instance shall constitute a waiver of any other or any succeeding Default or Event of Default, except to the extent provided in such waiver.

          7.4.  DEFAULT INTEREST

          In addition to the provisions of SECTION 2 and SECTION 7.2 hereof, if the Borrower shall fail for any reason (other that as described in the proviso in SECTION 7.1.1 hereof) to make payment when and as due of any amounts due hereunder (whether at the stated date for payment, or earlier upon an acceleration hereunder), the Borrower shall pay, to the fullest extent permitted by applicable law, interest to the Lender on such past due amounts beginning on the date such payment becomes past due at a per annum rate of interest equal to the Default Interest Rate.

          7.5.  DEFAULT INDEMNITY

          The Borrower hereby agrees to, and shall, indemnify and hold harmless the Lender against the reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) which the Lender may sustain or incur as a consequence of any Default or Event of Default hereunder and in the enforcement of the Lender's rights and remedies in connection therewith. Lender shall provide to the Borrower a satisfactory statement, signed by an officer of Lender and supported, where applicable, by documentary evidence, explaining the amount of all such costs or expenses. Any amounts that the Borrower must pay to Lender under this SECTION 7.5 shall be due and payable fifteen (15) days after demand therefor accompanied by documentation sufficient to establish the amount of the Borrower's liability, and shall bear interest at the Default Interest Rate and shall be added to and become a part of the indebtedness secured by the Pledge Agreement.

8.        INTERCREDITOR AGREEMENTS

          As more fully described in the Intercreditor Agreements, the rights of the Lender as described in this Agreement and the other Loan Documents are subject and subordinate to those of the Senior Lender and the Mezzanine Lender, respectively, under the Senior Loan Documents and the Mezzanine Loan Documents. Among other things, the Intercreditor Agreements contain restrictions upon: (a) prepayment of the Loan while the Mezzanine Loan is outstanding; (b) the right of the Lender to receive payments on the Loan during the continuance of an event of default under either the Senior Loan Documents or the Mezzanine Loan Documents; (c) so long as either the Senior Loan or the Mezzanine Loan is outstanding, the Lender's ability to exercise remedies upon a Default or an Event of Default hereunder or under the other Loan Documents; and (d) so long as either the Senior Loan or the Mezzanine Loan is outstanding, the Lender's ability to assign its rights and interests in the Loan. To the extent there is any conflict between the terms of the Intercreditor Agreements and this Agreement or the other Loan Documents, the terms of the Intercreditor Agreements shall control.

9.        MISCELLANEOUS PROVISIONS

          9.1.  EXPENSES

          The Borrower shall reimburse the Lender for all expenses incurred by the Lender in connection with this Agreement or any of the other Loan Documents, including, without limitation, expenses incurred in the preparation, consummation, negotiation, administration or enforcement of, or the preservation or exercise of any rights hereunder or thereunder (including, without limitation, the right to collect and dispose of the Collateral) and all reasonable fees and expenses of the Lender's counsel arising in connection with the Loan.

          9.2.  LIMITATION ON LIABILITY

          Notwithstanding any contrary provision in any of the Loan Documents, it is hereby expressly agreed that, except as otherwise provided in this SECTION
9.2 or in any section of any Loan Document that is substantially similar to this
SECTION 9.2, there shall be no recourse to the assets of Borrower or any of its partners (other than against the Collateral) for (i) the payment of principal, Interest or other charges or amounts that are or may become due and owing to the Lender by the Borrower under this Agreement or any other Loan Documents or (ii) the performance or discharge of any covenant or undertaking hereunder or under the other Loan Documents, and in the event of any Event of Default hereunder or thereunder, the Lender agrees to proceed solely against the Collateral, and the Lender shall not seek or claim recourse against the Borrower or any of its partners (other than against the Collateral) for any deficiency or for any personal judgment after a foreclosure of the lien of the Pledge Agreement or for the performance or discharge of any covenants or undertakings of Borrower hereunder or under any of the other Loan Documents (except that Borrower may be made a party to a proceeding to the extent legally necessary for the conduct of a foreclosure or the exercise of other similar remedies under the Pledge Agreement). Notwithstanding the foregoing, nothing contained in this SECTION
9.2 shall relieve the Borrower or the General Partner of any personal liability for any loss, cost, expense, damage or liability arising or resulting from (A) any breach of any representation or warranty made in this Agreement that was materially incorrect when made and that was made with fraudulent intent, (B) any amount paid or distributed to the General Partner, the Limited Partners or any Affiliate of any of them in violation of the provisions of the Loan Documents,
(C) fraud or breach of trust, including misapplication of Loan proceeds or other sums that are part of the Collateral that may come into the possession or control of the Borrower or the General Partner or any Affiliate of any of them, or (D) liability of such Person with respect to environmental matters affecting the Hotel. It is hereby expressly agreed that neither the General Partner nor any director, officer, shareholder, partner or employee of the Borrower or the General Partner, nor the legal or personal representative, successor or assign of any of the foregoing, nor any other principal of the Borrower or the General Partner, whether disclosed or undisclosed, shall have any personal liability under this Agreement or any of the other Loan Documents, except as personal liability may be specifically imposed upon the General Partner in accordance with clauses (A), (B), (C) and (D) of this SECTION 9.2, and in no event shall any Limited Partners have any liability whatsoever with respect to the Loan or any monetary obligations with respect thereto, or any of the matters described in clause (A), (B) (C) or (D) above. It is the intention of the parties hereto that this SECTION 9.2 shall govern every other provision of the Loan Documents and that the absence of explicit reference to this SECTION 9.2 in any provision of the Loan Documents or the absence of any Section similar to this SECTION 9.2 in any Loan Document shall not be construed to deny the application of this
SECTION 9.2 to such provision, notwithstanding the presence of explicit reference to this SECTION 9.2 in other provisions of the Loan Documents.

          9.3.  NOTICES

          All notices, requests and demands to or upon the respective parties hereto shall be in writing (except as is otherwise specifically provided in this Agreement) and shall be deemed to have been duly given or made when received (or when delivery thereof is refused by the intended recipient) if mailed by first-class registered or certified mail, return receipt requested, postage prepaid, or sent by facsimile transmission, with confirmation of receipt or delivery, or sent by nationally recognized overnight courier, delivery charges prepaid, or delivered by hand, in each case addressed or directed as follows (or to such other address or facsimile transmission number as may be hereafter designated in writing by the respective parties hereto):

               (a)  If to Borrower:

                    Desert Springs Marriott Limited Partnership
                    10400 Fernwood Road, Dept. 923
                    Bethesda, Maryland  20817-1109
                    Attention: Assistant General Counsel, Asset Management Fax No.: (301) 380-6332

               with a copy (which shall not be necessary to constitute notice) to:

                    Desert Springs Marriott Limited Partnership
                    10400 Fernwood Road, Dept. 908
                    Bethesda, Maryland  20817-1109
                    Attention:  Director, Asset Management
                    Fax No.:  (301) 380-8260

               (b)  If to the Lender:

                    c/o Host Marriott Corporation
                    10400 Fernwood Road, Dept. 923
                    Bethesda, Maryland  20817-1109
                    Attention: General Counsel
                    Fax No.:  (301) 380-6332

               with a copy (which shall not be necessary to constitute notice) to:

                    c/o Host Marriott Corporation
                    10400 Fernwood Road, Dept. 902
                    Bethesda, Maryland  20817-1109
                    Attention: Senior Vice President, Partnerships Fax No.: (301) 380-6338

          9.4.  SEVERABILITY

          If fulfillment of any provision of this Agreement or any other Loan Documents or performance of any transaction related thereto, at the time such fulfillment or performance shall be due, shall involve transcending the limit of validity prescribed by law, then the obligation to be fulfilled or performed shall be reduced to the limit of such validity; and if any clause or provision contained in this Agreement or any other Loan Document operates or would operate prospectively to invalidate any Loan Document, in whole or in part, then such clause or provision only shall be held ineffective, as though not herein or therein contained, and the remainder of the Loan Documents shall remain operative and in full force and effect.

          9.5.  SURVIVAL

          It is the express intention and agreement of the parties hereto that all covenants, agreements, statements, representations, warranties and indemnities made by Borrower in the Loan Documents shall survive the execution and delivery of the Loan Documents and the making of all advances and extensions of credit thereunder.

          9.6.  WAIVERS

          No waiver by the Lender of, or consent by the Lender to, a variation from the requirements of any provision of the Loan Documents shall be effective unless made in a written instrument duly executed on behalf of the Lender by its duly authorized officer, and any such waiver shall be limited solely to those rights or conditions expressly waived.

          9.7.  RIGHTS CUMULATIVE

          The rights and remedies of the Lender described in any of the Loan Documents are cumulative and not exclusive of any other rights or remedies which the Lender otherwise would have at law or in equity or otherwise. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other notice or demand in similar or other circumstances.

          9.8.  ENTIRE AGREEMENT

          This Agreement, the exhibits hereto and the other Loan Documents constitute the entire agreement of the parties hereto with respect to the matters contemplated herein, supersede all prior oral and written agreements with respect to the matters contemplated herein and may not be modified, deleted or amended except by written instrument executed by the parties. All terms of this Agreement and of the other Loan Documents shall be binding upon, and shall inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns; provided, however, that the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Lender.

          9.9.  TERMINATION

          This Agreement shall terminate upon payment in full of all amounts payable and performance of all other obligations owed by the Borrower to the Lender under this Agreement and under the other Loan Documents.

          9.10.  CONSTRUCTION

          This Agreement and the other Loan Documents, the rights and obligations of the parties hereto, and any claims or disputes relating thereto shall be governed by and construed in accordance with the laws of the State of Maryland (excluding the choice of law rules thereof). Each party hereto hereby acknowledges that all parties hereto participated equally in the negotiation and drafting of this Agreement and that, accordingly, no court construing this Agreement shall construe it more stringently against one party than against the other.

          9.11.  PRONOUNS

          All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or entity may require.

          9.12.  HEADINGS

          Section and subsection headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

          9.13.  BUSINESS DAYS

          If any payment or performance of any of the obligations under this Agreement or any of the other Loan Documents becomes due on a day other than a Business Day, the due date shall be extended to the next succeeding Business Day, and interest thereon (if applicable) shall be payable at the then applicable rate during such extension.

          9.14.  EXECUTION

          To facilitate execution, this Agreement and any of the other Loan Documents may be executed in as many counterparts as may be required; and it shall not be necessary that the signatures of, or on behalf of, each party, or the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or the signatures of the persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement or any other Loan Document to produce or account for any particular number of counterparts; but rather any number of counterparts shall be sufficient so long as those counterparts contain the respective signatures of, or on behalf of, all of the parties hereto.

                     [SIGNATURES APPEAR ON FOLLOWING PAGE]

          IN WITNESS WHEREOF, the undersigned have duly executed this Agreement, or have caused this Agreement to be duly executed on their behalf, as of the day and year first hereinabove set forth.

                                BORROWER:
                                ---------

                                DESERT SPRINGS MARRIOTT LIMITED PARTNERSHIP

                                By: Marriott Desert Springs Corporation
                                Its:  General Partner
ATTEST:

By: /s/ Illegible Signature             By: /s/ P. K. Brady
   --------------------------              -----------------------------------
Its:                                         Patricia K. Brady,
                                             Vice President


                                LENDER:
                                -------

ATTEST:                         MDSM FINANCE LLC

By: /s/ Illegible Signature     By: /s/ W. Edward Walter
   --------------------------      ----------------------------------------
Its:                                    W. Edward Walter, Vice President

                                   EXHIBIT A

                            FORM OF PROMISSORY NOTE

THE RIGHTS OF THE LENDER HEREUNDER ARE SUBJECT, IN CERTAIN RESPECTS, TO THE PROVISIONS OF THAT CERTAIN INTERCREDITOR AGREEMENT DATED AS OF EVEN DATE HEREWITH BETWEEN THE LENDER AND GMAC COMMERCIAL MORTGAGE CORPORATION AND THAT CERTAIN INTERCREDITOR AGREEMENT DATED AS OF EVEN DATE HEREWITH BETWEEN THE LENDER AND GOLDMAN SACHS MORTGAGE COMPANY

                                PROMISSORY NOTE


$59,727,272.00                                                November 25, 1997


          FOR VALUE RECEIVED, the undersigned, DESERT SPRINGS MARRIOTT LIMITED PARTNERSHIP, a Delaware limited partnership (THE "MAKER"), promises to pay to the order of MDSM FINANCE LLC, a Delaware limited liability company, or its assigns (THE "HOLDER"), at 10400 Fernwood Road, Bethesda, Maryland 20817-1109 or at such other place as the Holder of this Promissory Note may from time to time designate, the principal amount of Fifty-Nine Million Seven Hundred Twenty-Seven Thousand Two Hundred Seventy-Two and No/100 Dollars ($59,727,272.00), or so much thereof as may remain outstanding from time to time pursuant to that certain Loan Agreement dated as of the date hereof by and between the Maker and the Holder (THE "LOAN AGREEMENT").

          1.  Defined Terms.  Unless otherwise indicated, all capitalized terms
              -------------
used herein and not otherwise defined shall have the meanings set forth in the Loan Agreement.

          2.  Interest.  The principal balance of this Promissory Note shall
              --------
bear interest (THE "BASIC INTEREST") from the date hereof until all sums due hereunder are paid in full at a rate of thirteen percent (13%) per annum (THE "BASE RATE"), computed on the basis of a three hundred sixty (360) day year composed of twelve (12) months of thirty (30) days each. In addition, "ADDITIONAL INTEREST", comprised of Cashflow Contingent Interest and Residual Contingent Interest (as each such term is defined below), shall be payable hereunder as described below. Additional Interest and Basic Interest are sometimes collectively referred to herein as "INTEREST."

          3.  Payments.  From the date hereof until June 11, 2010, all amounts
              --------
outstanding hereunder shall be payable in equal monthly installments of Basic Interest only. Commencing June 12, 2010 and continuing until the Maturity Date (defined below), all amounts outstanding hereunder from time to time shall be repaid in equal monthly installments of principal and Basic Interest each in an amount sufficient to cause the entire principal balance hereof, and all amounts of accrued and unpaid Basic Interest, to be repaid in full over an amortization period that commences on June 12, 2010 and expires on the Maturity Date. Scheduled payments of Basic Interest and/or principal and Basic Interest provided for herein shall be payable on the twelfth day of each month, commencing on December 12, 1997 and continuing on the twelfth day of each succeeding month thereafter (each a "DUE DATE") until November 30, 2027 (subject to acceleration as hereinafter provided, the "MATURITY DATE"), and the entire unpaid balance of this Promissory Note, together with accrued and unpaid Interest and all other amounts that may be owed by the Maker to the Holder under the Loan Documents shall be due and payable in full on the Maturity Date. All payments hereunder shall be made in lawful money of the United States of America, without offset, deduction or counterclaim.

          4.  Application of Gross Revenues; Payment of Cashflow Contingent
              -------------------------------------------------------------
Interest.  (a) Notwithstanding the provisions hereof that require monthly
--------
payments to be made on a Due Date, so long as either of the Lower-Tier Loans remain outstanding, such payments may be deferred each month, as shown below, and credited to a memorandum account known as the "BASIC INTEREST ACCOUNT." All amounts in the Basic Interest Account shall be paid in accordance with the following provisions, which shall govern the application of Gross Revenues (as defined in the Management Agreement) from the Hotel during the period when the Lower-Tier Loans are outstanding:

          (i) From the date hereof until June 11, 2010, during any period in which a lockbox is not required under the Lower-Tier Loans, Gross Revenues from the Hotel shall be applied as follows:

                  (A) Deductions from Gross Revenues as permitted in calculating "Operating Profit" under the Management Agreement, including tax and insurance escrows and a reserve for furniture, fixtures and equipment, if applicable;

                  (B) Monthly scheduled debt service and servicing expenses (if applicable) on the Senior Loan;

                  (C) Capital expenditures necessary to ensure the safe and continuous operation of the Hotel, as approved by the Senior Lender, the Mezzanine Lender and the Holder;

                  (D) Deposits into the Debt Service Reserve Account in the amounts required under the terms of the Senior Loan Documents;

                  (E) Capital expenditures not covered in clause (C) above, as approved by the Senior Lender, the Mezzanine Lender and the Holder;

                  (F)         Monthly scheduled debt service on the Mezzanine
                              Loan;

                  (G) Administrative expenses of the Hotel Owner, the Maker and the Mezzanine Borrower, as approved by the Senior Lender, the Mezzanine Lender and the Holder;

                  (H) Deposits into the Mezzanine Debt Service Reserve Account in the amounts required under the terms of the Mezzanine Loan Documents;

                   (I) Additional deposits into the Debt Service Reserve Account and the Mezzanine Debt Service Reserve Account as required under the terms of the Senior Loan Documents and the Mezzanine Loan Documents, respectively; and

                   (J) Depostis into the Chiller Work Reserve (as defined in the Senior Loan Documents), until the aggregate amounts deposited therein from the Gross Revenues from the Hotel equal $500,000.


          All amounts remaining after the application of Gross Revenues as described in clauses (A)-(J) above shall be held in an escrow account maintained on behalf of the Senior Lender throughout the Hotel Owner's fiscal year, and after the annual audit determining Operating Profit for such fiscal year under the Management Agreement, shall be paid as follows:

                   (w) First, to the Manager for the Incentive Management Fee (as defined the Management Agreement), provided that, if the Management Agreement has been terminated, this clause (w) shall not apply;

                   (x) Second, to the Holder in the amount of the Basic Interest Account (including any amounts of accrued interest due thereon);

                   (y) Third, thirty percent (30%) of any remaining amounts shall be paid to the Holder as "CASHFLOW CONTINGENT INTEREST"; and

                   (z) The balance shall be retained by the Maker or its designee.

                    All such amounts paid to the Lender under the foregoing clause (x) shall be applied in reverse order, and to the extent that Gross Revenues in any fiscal year are insufficient to pay the amount of the Basic Interest Account in full (or if payment thereof is not permitted under the terms of the Intercreditor Agreement), such amounts shall remain due in the Basic Interest Account and retroactively shall accrue interest at the Base Rate, compounded monthly, beginning on the Due Date of each unpaid installment until the date paid.

          (ii) Commencing June 12, 2010 and continuing thereafter until the Maturity Date (or if sooner, until the Lower-Tier Loans are repaid), during any period in which a lockbox is not required under the Lower-Tier Loans, Gross Revenues from the Hotel shall be applied as follows:

                   (A) Deductions from Gross Revenues as permitted in calculating "Operating Profit" under the Management Agreement, including tax and insurance escrows and a reserve for furniture, fixtures and equipment, if applicable;

                   (B) Monthly scheduled debt service and servicing expenses (if applicable) on the Senior Loan;

                   (C) Capital expenditures necessary to ensure the safe and continuous operation of the Hotel, as approved by the Senior Lender, the Mezzanine Lender (if the Mezzanine Loan has not be repaid) and the Holder;

                   (D) Deposits into the Debt Service Reserve Account in the amounts required under the terms of the Senior Loan Documents;

                   (E) Capital expenditures not covered in clause (C) above, as approved by the Senior Lender, the Mezzanine Lender (if the Mezzanine Loan has not been repaid) and the Holder;

                   (F) Administrative expenses of the Hotel Owner, the Mezzanine Borrower (if the Mezzanine Loan has not been repaid) and the Maker, as approved by the Senior Lender, the Mezzanine Lender (if the Mezzanine Loan has not been repaid) and the Holder;

                   (G) Additional deposits into the Debt Service Reserve Account as required under the terms of the Senior Loan Documents;

                   (H) After Operating Profit shall have exceeded Owner's Priority (as defined in the Management Agreement) deposits into the Management Incentive Reserve Account, provided that if the Management Agreement has been terminated for any reason, this clause
                              (H) shall not apply;

                   (I) To the amortization of all remaining principal on the Senior Loan;

                   (J) Accrued additional interest payable under the Senior Loan;

                   (K) If the Mezzanine Loan has not been repaid, monthly scheduled debt service on the Mezzanine Loan;

                   (L) If the Mezzanine Loan has not been repaid, deposits into the Mezzanine Debt Service Reserve Account in the maximum amount required under the terms of the Mezzanine Loan Documents;

                   (M) All amounts in the Basic Interest Account (including any amounts of accrued interest due thereon);

                   (N) Thirty percent (30%) of any remaining amounts shall be paid to the Holder as "CASHFLOW CONTINGENT INTEREST"; and

                   (O) The balance shall be retained by the Maker or its designee.

                    All such amounts paid to the Lender under the foregoing clause (M) shall be applied in the order of the earliest Due Date thereof to the last Due Date thereof and to the extent that Gross Revenues in any fiscal year are insufficient to pay the amount of the Basic Interest Account in full (or if payment thereof is not permitted under the terms of the Intercreditor Agreement), such amounts shall remain due in the Basic Interest Account and retroactively beginning on the Due Date of each unpaid installment until the date paid. In addition, to the extent that Gross Revenues in any fiscal year are insufficient to pay the amount of Cashflow Contingent Interest pursuant to clause (N) above because of the amortization of principal on the Senior Loan pursuant to clause (I) above (or if payment thereof is not permitted under the terms of the Intercreditor Agreements), such amounts shall bear interest beginning on the first day following the end of such fiscal year until the date paid.

          (iii) In any circumstance in which the Senior Lender or the Mezzanine Lender requires the establishment of a lockbox account pursuant to the documents governing the Lower-Tier Loans, the application of Gross Revenues described above shall be modified to provide that deposits into the tax and insurance escrows and the FF&E Reserve (as defined in the Management Agreement) required under the Lower-Tier Loans shall be made prior to the payment of other deductions from Gross Revenues used in calculating Operating Profit as described above.

          (b) If the Lower-Tier Loans are repaid, monthly installments of Basic Interest and/or principal and Basic Interest shall be required to be paid on each Due Date, as described above. In such event, Gross Revenues shall be applied monthly as follows:

          (i) Deductions from Gross Revenues as permitted in calculating "Operating Profit" under the Management Agreement, including tax and insurance escrows, if applicable;

          (ii)      Monthly scheduled debt service due under this Promissory
                    Note;

          (iii) The Incentive Management Fee due under the Management Agreement, provided that, if the Management Agreement has been terminated, this clause (iii) shall not apply;

          (iv)      Capital expenditures, as approved by the Holder;

          (v) Administrative expenses of the Hotel Owner, the Mezzanine Borrower and the Maker, as approved by the Holder;

          (vi) Thirty percent (30%) of any remaining amounts shall be paid to the Holder as "CASHFLOW CONTINGENT INTEREST"; and

          (vii)  The balance shall be retained by the Maker or its designee.

          5.  Residual Contingent Interest.  (a) In addition to Basic Interest
              ----------------------------
and Cashflow Contingent Interest, the Maker also shall pay to the Holder as "RESIDUAL CONTINGENT INTEREST" thirty percent (30%) of any Net Capital Proceeds (defined below). As used herein, "NET CAPITAL PROCEEDS", means (i) at the time of a sale of the Property or the sale of the interests in the Hotel Owner (each, a "SALE EVENT"), the amount remaining after (A) payment of Sales Expenses (defined below), and (B) repayment of all mortgage indebtedness or other indebtedness of the Maker, the Mezzanine Borrower and the Hotel Owner and other amounts required to be paid pursuant to the Hotel Owner's operating agreement (collectively, the "OUTSTANDING OBLIGATIONS"), or (ii) at the time of a prepayment of the amounts due under this Promissory Note (including, without limitation, a prepayment in conjunction with a refinancing) or upon the Maturity Date (each an "APPRAISAL EVENT"), the excess of the Appraised Value (defined below) over the then current Outstanding Obligations.

          (b) "SALES EXPENSES" means the aggregate amount of funds actually expended by the Hotel Owner (or the Maker) in connection with a Sale Event for
(i) transfer or recording taxes and fees, (ii) reasonable attorneys' fees, (iii) brokerage commissions paid to unaffiliated third parties, and (iv) other reasonably customary expenses required to be paid by the Hotel Owner (or the Maker).

          (c) Upon receipt of a Prepayment Notice or forty-five (45) days prior to the Maturity Date, as the case may be, (or in the event of an acceleration of the Maturity Date, as soon thereafter as is practicable, in the judgment of the Holder) "APPRAISED VALUE" shall be determined as follows: (i) the Holder shall select an M.A.I. appraiser with at least five (5) years of experience in the hospitality industry (THE "INITIAL APPRAISER"); and (ii) within ten (10) days after such appointment, the Initial Appraiser shall select two (2) additional M.A.I. appraisers, each with at least five (5) years of experience in the hospitality industry (together with the Initial Appraiser, the "APPRAISERS"). Within thirty (30) days after the selection of the last Appraiser (THE "APPRAISAL PERIOD"), the Appraisers each shall conduct an appraisal of the Hotel to determine its "FAIR MARKET VALUE", which shall equal the expected sales price therefor: (x) assuming a willing buyer and willing seller, buying and selling without duress, reduced by (y) a reasonable estimate by each Appraiser of expected Sales Expenses. If any Appraiser fails to render its appraisal within the Appraisal Period, it shall be disregarded. The Appraised Value shall be the average of the Fair Market Value determined by each Appraiser which completed an appraisal during the Appraisal Period. The fees charged by the Appraisers shall be paid by the Maker.

          6.  Prepayment.  The unpaid principal amount of this Promissory Note
              ----------
may be prepaid in whole, but not in part, at any time following written notice (THE "PREPAYMENT NOTICE") given at least forty-five (45) but no more than seventy-five (75) days prior to the date of prepayment (THE "PREPAYMENT DATE"), without premium or penalty. The amount of a prepayment shall be applied first to the payment of all Interest due hereunder, next to other amounts due under the Loan Documents on the date of any such prepayment, and the balance of any such prepayment shall be applied to the principal payable hereunder. No prepayment shall entitle any person to be subrogated to the rights of the Holder unless and until this Promissory

Note has been paid in full. Any accrued but unpaid Interest may be repaid, in whole or in part, at any time without notice.

          7.  Unconditional Obligation.  This Promissory Note is the Promissory
              ------------------------
Note referred to in the Loan Agreement and evidences the Loan advanced by the Lender to or for the benefit of the Maker, as the "Borrower" under the Loan Agreement. Neither the reference to the Loan Agreement (or any other document) nor any provision thereof shall affect or impair the absolute and unconditional obligation of the Maker to pay the principal amount hereof, or so much thereof as may be advanced and remain outstanding hereunder, together with Interest payable hereunder, when due.

          8.  Security.  This Promissory Note is secured by the Pledge Agreement
              --------
which encumbers certain Collateral. The Holder is entitled to the benefits of the Pledge Agreement and reference is made thereto for a description of the Collateral and the rights and remedies of the Holder thereunder. Neither the reference to the Pledge Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the Maker to pay the principal amount hereof, together with interest accrued thereon, when due.

          9.  Events of Default.  The occurrence of an Event of Default under
              -----------------
the Loan Agreement shall constitute an event of default ("EVENT OF DEFAULT") hereunder. Upon the occurrence of any such Event of Default hereunder, the Maturity Date shall be accelerated and the entire principal amount hereof, and all accrued and unpaid Basic Interest and Additional Interest, and any other amounts due hereunder or under the Loan Agreement shall be immediately due and payable, at the option of the Holder (or, in the case of an Event of Default of the kind referred to in Sections 7.1.4(a) or 7.1.4(b) of the Loan Agreement, shall automatically be immediately due and payable), without demand or notice, and in addition thereto, and not in substitution therefor, the Holder shall be entitled to exercise any one or more of the rights and remedies provided by applicable law, or as provided in the Loan Agreement or the other Loan Documents. Failure to exercise said option or to pursue such other remedies shall not constitute a waiver of such option or such other remedies or of the right to exercise any of the same in the event of any subsequent Event of Default.

          The Holder may, upon the occurrence and during the continuation of any such Event of Default, have resort to the Collateral, whether real or personal or tangible or intangible property, given as security for this Promissory Note in any order, and may sell and dispose of such Collateral in whole or in part, at any time or from time to time, with no requirement on the part of the Holder of this Promissory Note to marshal assets. The Holder shall not be required to preserve any rights in such Collateral as against prior parties. In the event that the Holder is required to give notice of any intended disposition of any of the Collateral held as security for this Promissory Note, ten (10) days' notice given by mail or telegraph to the last known address of Maker shall be deemed to be reasonable notice.

          10.  Default Interest.  Upon an Event of Default, any amounts not paid
               ----------------
when due and payable hereunder shall bear interest at the Default Interest Rate. Such charge shall be in addition to, and not in lieu of, any other right or remedy the Holder may have, including the right to reimbursement of costs and expenses. Such charge if not previously paid shall, at the option of the Holder, be added to and become a part of the next succeeding payment to be made hereunder.

          11.  Costs and Expenses.  The Maker promises to pay all costs and
               ------------------
expenses (including, without limitation, reasonable attorneys' fees and disbursements) incurred in connection with the collection hereof or in the protection or realization of any Collateral now or hereafter given as security for the repayment hereof, and to perform each and every covenant or agreement to be performed by Maker under this Promissory Note, under the Loan Agreement, and under any other Loan Document.

          12.  Time for Performance.  Any payment on this Promissory Note coming
               --------------------
due on a Saturday, a Sunday, or a day which is a legal holiday in the place at which a payment is to be made hereunder shall be made on the next succeeding day which is a Business Day.

          13.  Waivers.  Each Obligor (which term shall include the Maker and
               -------
all sureties, guarantors, endorsers, and other persons assuming obligations pursuant to this Promissory Note) under this Promissory Note hereby waives presentment, protest, demand, notice of dishonor and all other notices, and all defenses and pleas on the grounds of any extension or extensions of the time of payments or the due dates of this Promissory Note, in whole or in part, before or after maturity, with or without notice. No renewal or extension of this Promissory Note, no release or surrender of any collateral given as security for this Promissory Note, no release of any Obligor, and no delay in enforcement of this Promissory Note or in exercising any right or power hereunder, shall affect the liability of any Obligor. The pleading of any statute of limitations as a defense to any demand against any Obligor is expressly waived.

          14.  Remedies Cumulative.  No single or partial exercise by the Holder
               -------------------
of any right hereunder, under the Loan Agreement or under any other Loan Document or other agreement given as security for this Promissory Note or pertaining hereto, shall preclude any other or further exercise thereof or the exercise of any other rights. No delay or omission on the part of the Holder in exercising any right hereunder or thereunder shall operate as a waiver of such right or of any other right under this Promissory Note or any such other Loan Document or other agreement.

          15.  Assignment.  Whenever used herein, the words "MAKER" and "HOLDER"
               ----------
and "OBLIGOR" shall be deemed to include their respective successors and assigns. The Holder may, at its sole option, assign any or all of its rights hereunder, including, without limitation, the right to receive payment of Additional Interest, and in such event, the Maker agrees to execute such instruments (including, without limitation, one or more replacement or additional promissory notes) as may be reasonably necessary to effectuate such assignment, so long as the Maker's obligations with respect to the Loan are not enlarged.

          16.  Governing Law.  This Promissory Note shall be governed by and
               -------------
construed under and in accordance with the laws of the State of Maryland (but not including the choice of law rules thereof).

          17.  Limitation on Liability.  The provisions of Section 9.2 of the
               -----------------------
Loan Agreement are incorporated herein by this reference.

          18.  Intercreditor Agreements.  As more fully described in the
               ------------------------
Intercreditor Agreements, the rights of the Holder as described in this Promissory Note and the other Loan Documents are subject and subordinate to those of the Senior Lender and the Mezzanine Lender, respectively, under the Senior Loan Documents and the Mezzanine Loan Documents. Among other things, the Intercreditor Agreements contain restrictions upon: (a) prepayment of the Loan while the Mezzanine Loan is outstanding; (b) the Holder's right to receive payments on the Loan during the continuance of an event of default under either the Senior Loan Documents or the Mezzanine Loan Documents; (c) so long as either the Senior Loan or the Mezzanine Loan is outstanding, the Holder's ability to exercise remedies upon a Default or an Event of Default hereunder or under the other Loan Documents; and (d) so long as either the Senior Loan or the Mezzanine Loan is outstanding, the Holder's ability to assign its rights and interests in the Loan. To the extent there is any conflict between the terms of the Intercreditor Agreements and this Promissory Note or the other Loan Documents, the terms of the Intercreditor Agreements shall control.

                     [SIGNATURE APPEARS ON FOLLOWING PAGE]

          IN WITNESS WHEREOF, the undersigned has caused this Promissory Note to be duly executed on its behalf, as of the day and year first hereinabove set forth.

                                   DESERT SPRINGS MARRIOTT LIMITED PARTNERSHIP

                                   By: Marriott Desert Springs Corporation
                                   Its:  General Partner


ATTEST:

By: /s/                            By: /s/ Patricia K. Brady
   --------------------------         ----------------------------
Its:  Assistant Secretary             Patricia K. Brady,
                                      Vice President